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                                                                  Exhibit 99.E10

                                   AMENDMENT,
                               DATED MAY 21, 2001,
                                       TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED

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                                  AMENDMENT TO
                              RYDEX VARIABLE TRUST
                             INVESTOR SERVICES PLAN

                                    EXHIBIT A

                              RYDEX VARIABLE TRUST
                              INVESTOR SERVICE FEE

RYDEX FUNDS

       Nova Fund
       Ursa Fund
       Precious Metals Fund
       OTC Fund
       Juno Fund
       Large-Cap Europe Fund
       Large-Cap Japan Fund
       Mekros Fund
       MID-CAP FUND
       Titan 500 Fund
       Tempest 500 Fund
       Velocity 100 Fund
       Venture 100 Fund
       U.S. Government Bond Fund
       U.S. Government Money Market Fund
       Internet Fund
       REAL ESTATE FUND
       Utilities Fund

       ADDITIONS and [DELETIONS] are noted in BOLD.

INVESTOR SERVICE FEE                             Twenty-five basis points (.25%)

CALCULATION OF FEE

       The investor service fee is based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.